Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Directors of
The Prudential Investment Portfolios, Inc.:

In planning and performing our audit of the
financial statements of Dryden Active
Allocation Fund (one of the series constituting
The Prudential Investment Portfolios, Inc.,
hereafter referred to as the "Fund") as of and for
the year ended September 30, 2007, in
accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Fund's internal
control over financial reporting, including
controls over safeguarding securities, as a basis
for designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Fund's internal control over
financial reporting.   Accordingly, we express
no such opinion.
Management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company
's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of September 30, 2007.

This report is intended solely for the
information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


KPMG LLP
New York, New York

November 29, 2007